As filed with the Securities and Exchange Commission on July 7, 2020

Registration Statement No. 333-225363

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMV INC.
(Exact Name of Registrant as Specified In Its Charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia Canada	B3B 2C4
(Address of Principal Executive Offices)	(Zip Code)

IMV Inc. Amended Stock Option Plan

IMV Inc. Amended Deferred Share Unit Plan

(Full title of the plan)

C T Corporation System

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(212) 894-8800

(Telephone number, including area code, of agent for service)

Copies to:

Pierre Labbé IMV Inc. 130 Eileen Stubbs Avenue, Suite 19 Dartmouth, Nova Scotia B3B 2C4 Canada Telephone: (902) 492-1819	Thomas M. Rose Troutman Pepper Hamilton Sanders LLP 401 9th Street, NW, Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to that certain Registration Statement No. 333-225363 on Form S-8 filed with the Securities and Exchange Commission on June 1, 2018 (the “Original Registration Statement”) is being filed by IMV Inc. (the “Company” or the “Registrant”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, solely to add Exhibit 4.3, IMV Inc. Amended Deferred Share Unit Plan (Effective December 21, 2016, as amended June 29, 2020) (the “Plan”). The Original Registration Statement is hereby amended to add Exhibit 4.3, which was approved by the Company’s Board of Directors (the “Board”) on May 25, 2020 and approved by the Company’s shareholders at the Company’s annual and special meeting of shareholders held on June 29, 2020, and amends the Company’s Deferred Share Unit Plan (Effective December 21, 2016) previously filed as Exhibit 4.2. The amendments include changes of a housekeeping nature and, among other things, remove the Board’s ability to make any discretionary grants under the Plan, clarify the definition of “Participants” under the Plan, clarify the intent and practice of the Company with regards to the administration of the Plan. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description

4.1	IMV Inc. Amended Stock Option Plan (Effective September 25, 2009, as amended on April 12, 2010, on September 15, 2011, on November 15, 2012, on April 30, 2013, on October 10, 2014, on March 20, 2015, on March 7, 2017, on May 30, 2018 and on May 9, 2019)(1)

4.2	Deferred Share Unit Plan (Effective December 21, 2016)(1)

4.3	IMV Inc. Amended Deferred Share Unit Plan (Effective December 21, 2016, as amended June 29, 2020)*

5.1	Opinion of McCarthy Tétrault LLP(1)

23.1	Consent of McCarthy Tétrault LLP (included in the Opinion filed as Exhibit 5.1)(1)

23.2	Consent of PricewaterhouseCoopers LLP(1)

24.1	Powers of Attorney (included on the signature pages to the Registration Statement)(1)

* Filed Herewith.
(1) Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dartmouth, Province of Nova Scotia, Canada, on the 7th day of July, 2020.

IMV INC.

By:	/s/ Pierre Labbé
Name:	Pierre Labbé
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on July 7, 2020.

Signature	Title

/s/ Frederic Ors	Chief Executive Officer & Director
Frederic Ors	(principal executive officer)

/s/ Pierre Labbé	Chief Financial Officer
Pierre Labbé	(principal financial and accounting officer)

/s/ Andrew Sheldon	Chairman
Andrew Sheldon

/s/ Julia P. Gregory	Director
Julia P. Gregory

*	Director
James Hall

/s/ Wayne Pisano	Director
Wayne Pisano

*	Director
Shermaine Tilley

/s/ Markus Warmuth	Director
Markus Warmuth

*By:	/s/ Pierre Labbé
Name:	Pierre Labbé
Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

 Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of IMV Inc. in the United States, on the 7th day of July, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director